EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Laurence K. Russian, President of ABS Long/Short Strategies Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the year ended April 30, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Laurence K. Russian

Laurence K. Russian
President and Principal Executive Officer
July 8, 2024

I, John Mulfinger, Treasurer of the ABS Long/Short Strategies Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the year ended April 30, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Mulfinger

John Mulfinger
Treasurer and Principal Financial Officer
July 8, 2024

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.